Exhibit 10.42
BRIGHAM EXPLORATION COMPANY
1997 INCENTIVE PLAN
AMENDMENT TO
OPTION AGREEMENTS
This Amendment to Option Agreements (the “Amendment”) is made effective as of April 22, 2009 (the “Effective Date”), by Brigham Exploration Company, a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company and the Optionee have entered into Option Agreements pursuant to the terms of the Brigham Exploration Company 1997 Incentive Plan; and
WHEREAS, the Option Agreements with respect to those options listed on Exhibit A attached hereto are set to terminate on the Expiration Dates shown on Exhibit A (the “Expiring Agreements”); and
WHEREAS, the exercise price of each of the options underlying the Expiring Agreements is greater than the Fair Market Value of the Common Stock as of the Effective Date of this Amendment; and
WHEREAS, the Company now desires to amend the Expiring Agreements to extend the Expiration Date for one year;
NOW, THEREFORE, in consideration of the premises, the Company does hereby amend the Expiring Agreements as follows:
1. The Expiration Date for each Expiring Agreement is hereby extended until the first anniversary of such Expiration Date.
2. Except as otherwise specifically set forth herein, all other terms and conditions of the Expiring Agreements shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the 22nd day of April, 2009.

BRIGHAM EXPLORATION COMPANY

By:

Ben. M. Brigham, President & CEO
ACKNOWLEDGED AND AGREED TO BY:

                                        , Optionee

Dated:

EXHIBIT A

Type	Date of Grant	# of Shares	Exercise Price	Expiration Date